UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
These unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of EZCORP, Inc. and its consolidated subsidiaries ("we" or the "Company"), adjusted to give effect to (1) the sale of Prestaciones Finmart, S.A.P.I. de C.V., SOFOM, E.N.R. ("Grupo Finmart") for an aggregate purchase price of $50.0 million, subject to adjustments, (2) restructured intercompany debt payable by Grupo Finmart to the Company totaling $60.2 million, of which the principal balance will generally be repaid on the anniversary of closing, on a schedule approximating 30% on the first anniversary, 40% on the second anniversary and 30% on the third anniversary and (3) an additional $30.7 million payable by Grupo Finmart to the Company on a periodic schedule through December 2017, representing former Grupo Finmart third party debt that the Company paid and assumed the creditor position, including related collateral.
The unaudited pro forma condensed consolidated statements of operations for the nine-months ended June 30, 2016 and the fiscal year ended September 30, 2015 give effect to the sale as if it had occurred on October 1, 2014. The unaudited pro forma condensed consolidated statements of operations for the fiscal years ended September 30, 2014 and 2013 include no pro forma adjustments, but are presented for purposes of recasting our results of operations for the discontinuance of our Grupo Finmart operations. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2016 gives effect to the sale as if it had occurred at that date, when Grupo Finmart's assets and liabilities were presented as held for sale. We expect material revisions to these amounts primarily as a result of the changes in balances recorded on our condensed consolidated balance sheet from June 30, 2016 to the date of closing.
In accordance with SEC regulations, these unaudited pro forma condensed consolidated financial statements reflect adjustments to the extent they are directly attributable to the sale, are factually supportable and, for statement of operations purposes, are expected to have a continuing impact on the Company’s results of operations. The “As Filed” column in the unaudited pro forma condensed consolidated financial statements reflects the Company’s historical condensed consolidated financial statements for the periods presented and does not reflect any adjustments related to the sale and related events.
These unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and are for informational purposes only. The unaudited pro forma condensed consolidated financial statements do not purport to indicate the results that would actually have been obtained had the sale been completed on the assumed date or for the periods presented, or which may be realized in the future. The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of the Company included in our Annual Report on Form 10-K for the year ended September 30, 2015 and our quarterly report on Form 10-Q for the quarter ended June 30, 2016.
We refer the reader's attention to our previously filed Form 10-Q for the quarter ended June 30, 2016, which included certain adjustments of tax related accounts. The "As Filed" column in the unaudited pro forma condensed consolidated financial statements presented herein does not give effect to those adjustments, which we consider immaterial. We further expect our consolidated statements of operations for the years ended September 30, 2015 and 2014 to reflect these adjustments when filed in our Form 10-K for the year ended September 30, 2016. The unaudited pro forma condensed consolidated financial statements have been prepared using the estimates upon which the payments at closing were based, which are subject to material adjustment.

EZCORP, Inc. CONDENSED CONSOLIDATED BALANCE SHEET JUNE 30, 2016 (UNAUDITED) (in thousands, except share and per share amounts)

	As Filed	Pro Forma Adjustments	Notes	Pro Forma

Assets:
Current assets:
Cash and cash equivalents	$29,380	$(7,702)	(a)	$21,678
Restricted cash	5,000	11,448	(f)	16,448
Pawn loans	160,269	—		160,269
Pawn service charges receivable, net	29,643	—		29,643
Inventory, net	130,368	—		130,368
Current assets held for sale	156,587	(156,587)	(b)	—
Notes receivable, net	—	46,048	(c) (d)	46,048
Prepaid expenses and other current assets	20,734	—		20,734
Total current assets	531,981	(106,793)		425,188
Investment in unconsolidated affiliate	57,656	—		57,656
Property and equipment, net	61,201	—		61,201
Goodwill	254,273	—		254,273
Intangible assets, net	30,569	—		30,569
Non-current notes receivable, net	—	35,436	(c) (d)	35,436
Deferred tax asset, net	33,386	—		33,386
Other assets, net	18,950	4,089	(f)	23,039
Total assets	$988,016	$(67,268)		$920,748

Liabilities, temporary equity and equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$59,239	$5,388	(e)	$64,627
Current liabilities held for sale	130,627	(130,627)	(b)	—
Customer layaway deposits	11,201	—		11,201
Income taxes payable	4,842	—		4,842
Total current liabilities	205,909	(125,239)		80,670
Long-term debt, net	211,421	—		211,421
Deferred gains and other long-term liabilities	3,321	—		3,321
Total liabilities	420,651	(125,239)		295,412
Commitments and contingencies
Temporary equity:
Redeemable noncontrolling interest	(2,410)	2,410	(b)	—
Total temporary equity	(2,410)	2,410		—
Stockholders’ equity:
Class A Non-voting Common Stock, par value $.01 per share; shares authorized: 100 million as of June 30, 2016; issued and outstanding: 51,019,332 as of June 30, 2016	510	—		510
Class B Voting Common Stock, convertible, par value $.01 per share; 3 million shares authorized; issued and outstanding: 2,970,171	30	—		30
Additional paid-in capital	313,607	—		313,607
Retained earnings	320,537	30,181	(g)	350,718
Accumulated other comprehensive loss	(64,703)	25,380	(b)	(39,323)
EZCORP, Inc. stockholders’ equity	569,981	55,561		625,542
Noncontrolling interest	(206)	—		(206)
Total equity	569,775	55,561		625,336
Total liabilities, temporary equity and equity	$988,016	$(67,268)		$920,748

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS NINE MONTHS ENDED JUNE 30, 2016 (UNAUDITED) (in thousands, except per share amount)

	As Filed	Pro Forma Adjustments	Notes	Pro Forma

Revenues:
Merchandise sales	$311,941	$—		$311,941
Jewelry scrapping sales	33,631	—		33,631
Pawn service charges	193,197	—		193,197
Consumer loan fees and interest	6,603	—		6,603
Other revenues	548	—		548
Total revenues	545,920	—		545,920
Merchandise cost of goods sold	194,731	—		194,731
Jewelry scrapping cost of goods sold	28,271	—		28,271
Consumer loan bad debt	1,549	—		1,549
Net revenues	321,369	—		321,369
Operating expenses:
Operations	221,446	—		221,446
Administrative	50,085	—		50,085
Depreciation and amortization	20,422	—		20,422
Loss on sale or disposal of assets	641	—		641
Restructuring	1,910	—		1,910
Total operating expenses	294,504	—		294,504
Operating income	26,865	—		26,865
Interest expense	12,014	—		12,014
Interest income	(66)	(4,187)	(h)	(4,253)
Equity in net income of unconsolidated affiliate	(5,626)	—		(5,626)
Other expense	815	—		815
Income from continuing operations before income taxes	19,728	4,187		23,915
Income tax expense	11,224	1,465	(i)	12,689
Income from continuing operations, net of tax	8,504	2,722		11,226
Net loss from continuing operations attributable to noncontrolling interest	(450)	—		(450)
Net income from continuing operations attributable to EZCORP, Inc.	$8,954	$2,722		$11,676

Basic earnings per share attributable to EZCORP, Inc. — continuing operations	$0.16	$0.05		$0.21
Diluted earnings per share attributable to EZCORP, Inc. — continuing operations	$0.16	$0.05		$0.21

Weighted-average basic shares outstanding	54,574	—		54,574
Weighted-average diluted shares outstanding	54,690	—		54,690

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS YEAR ENDED SEPTEMBER 30, 2015 (UNAUDITED) (in thousands, except per share amount)

	As Filed	Discontinued Operations (j)	Pro Forma Adjustments	Notes	Pro Forma

Revenues:
Merchandise sales	$402,118	$—	$—		$402,118
Jewelry scrapping sales	57,973	—	—		57,973
Pawn service charges	247,204	—	—		247,204
Consumer loan fees and interest	78,066	(68,114)	—		9,952
Other revenues	3,008	(255)	—		2,753
Total revenues	788,369	(68,369)	—		720,000
Merchandise cost of goods sold	267,789	—	—		267,789
Jewelry scrapping cost of goods sold	46,066	—	—		46,066
Consumer loan bad debt	29,571	(26,446)	—		3,125
Net revenues	444,943	(41,923)	—		403,020
Operating expenses:
Operations	327,603	(32,664)	—		294,939
Administrative	72,986	—	—		72,986
Depreciation and amortization	33,543	(2,584)	—		30,959
Loss on sale or disposal of assets	2,659	—	—		2,659
Restructuring	17,080	—	—		17,080
Total operating expenses	453,871	(35,248)	—		418,623
Operating loss	(8,928)	(6,675)	—		(15,603)
Interest expense	42,202	(25,817)	—		16,385
Interest income	(1,608)	1,330	(7,783)	(h)	(8,061)
Equity in net loss of unconsolidated affiliates	5,473	—	—		5,473
Impairment of investments	29,237	—	—		29,237
Other expense	6,611	(4,424)	—		2,187
Loss from continuing operations before income taxes	(90,843)	22,236	7,783		(60,824)
Income tax benefit	(26,695)	7,507	2,724	(i)	(16,464)
Loss from continuing operations, net of tax	(64,148)	14,729	5,059		(44,360)
Net loss from continuing operations attributable to redeemable noncontrolling interest	(5,015)	4,131	—		(884)
Net loss from continuing operations attributable to EZCORP, Inc.	$(59,133)	$10,598	$5,059		$(43,476)

Basic loss per share attributable to EZCORP, Inc. — continuing operations	$(1.09)	$0.19	$0.10		$(0.80)
Diluted loss per share attributable to EZCORP, Inc. — continuing operations	$(1.09)	$0.19	$0.10		$(0.80)

Weighted-average basic shares outstanding	54,369	—	—		54,369
Weighted-average diluted shares outstanding	54,369	—	—		54,369

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS YEAR ENDED SEPTEMBER 30, 2014 (UNAUDITED) (in thousands, except per share amount)

	As Filed	Discontinued Operations (j)	Pro Forma

Revenues:
Merchandise sales	$388,022	$—	$388,022
Jewelry scrapping sales	96,241	—	96,241
Pawn service charges	248,378	—	248,378
Consumer loan fees and interest	63,702	(53,377)	10,325
Other revenues	3,949	(1,145)	2,804
Total revenues	800,292	(54,522)	745,770
Merchandise cost of goods sold	248,637	—	248,637
Jewelry scrapping cost of goods sold	72,830	—	72,830
Consumer loan bad debt	22,051	(19,605)	2,446
Net revenues	456,774	(34,917)	421,857
Operating expenses (income):
Operations	325,921	(32,184)	293,737
Administrative	79,944	—	79,944
Depreciation and amortization	31,762	(2,503)	29,259
Gain on sale or disposal of assets	(5,841)	—	(5,841)
Restructuring	6,664	—	6,664
Total operating expenses	438,450	(34,687)	403,763
Operating income	18,324	(230)	18,094
Interest expense	28,389	(20,478)	7,911
Interest income	(1,298)	999	(299)
Equity in net income of unconsolidated affiliates	(5,948)	—	(5,948)
Impairment of investments	7,940	—	7,940
Other expense	480	121	601
Income (loss) from continuing operations before income taxes	(11,239)	19,128	7,889
Income tax expense (benefit)	(7,246)	7,740	494
Income (loss) from continuing operations, net of tax	(3,993)	11,388	7,395
Net loss from continuing operations attributable to redeemable noncontrolling interest	(7,387)	6,349	(1,038)
Net income from continuing operations attributable to EZCORP, Inc.	$3,394	$5,039	$8,433

Basic earnings per share attributable to EZCORP, Inc. — continuing operations	$0.05	$0.11	$0.16
Diluted earnings per share attributable to EZCORP, Inc. — continuing operations	$0.06	$0.10	$0.16

Weighted-average basic shares outstanding	54,148	—	54,148
Weighted-average diluted shares outstanding	54,292	—	54,292

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS YEAR ENDED SEPTEMBER 30, 2013 (UNAUDITED) (in thousands, except per share amount)

	As Filed	Discontinued Operations (j)	Pro Forma

Revenues:
Merchandise sales	$368,085	$—	$368,085
Jewelry scrapping sales	131,675	—	131,675
Pawn service charges	251,354	—	251,354
Consumer loan fees and interest	51,861	(42,527)	9,334
Other revenues	6,550	(1,959)	4,591
Total revenues	809,525	(44,486)	765,039
Merchandise cost of goods sold	218,617	—	218,617
Jewelry scrapping cost of goods sold	96,115	—	96,115
Consumer loan bad debt	14,360	(11,714)	2,646
Net revenues	480,433	(32,772)	447,661
Operating expenses:
Operations	301,688	(17,593)	284,095
Administrative	70,493	—	70,493
Depreciation and amortization	28,096	(2,227)	25,869
Loss on sale or disposal of assets	1,300	—	1,300
Total operating expenses	401,577	(19,820)	381,757
Operating income	78,856	(12,952)	65,904
Interest expense	16,189	(11,929)	4,260
Interest income	(992)	669	(323)
Equity in net income of unconsolidated affiliates	(13,240)	—	(13,240)
Impairment of investments	43,198	—	43,198
Other expense	2,077	251	2,328
Income from continuing operations before income taxes	31,624	(1,943)	29,681
Income tax expense	9,097	316	9,413
Income from continuing operations, net of tax	22,527	(2,259)	20,268
Net loss from continuing operations attributable to redeemable noncontrolling interest	(1,222)	295	(927)
Net income from continuing operations attributable to EZCORP, Inc.	$23,749	$(2,554)	$21,195

Basic earnings per share attributable to EZCORP, Inc. — continuing operations	$0.44	$(0.04)	$0.40
Diluted earnings per share attributable to EZCORP, Inc. — continuing operations	$0.44	$(0.05)	$0.39

Weighted-average basic shares outstanding	53,657	—	53,657
Weighted-average diluted shares outstanding	53,737	—	53,737

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a)
The pro forma adjustment represents gross proceeds of $50.0 million for the sale of Grupo Finmart, adjusted by Grupo Finmart minimum cash requirements, working capital adjustments, escrow funds, repayment of non-operating debt, prepayment of loans for change in control requirements and other events, disbursement of proceeds attributable to noncontrolling interest holders and transaction costs. These adjustments are estimated and are subject to final balance sheet adjustments within 90 days of closing. The reconciliation of the gross proceeds of $50.0 million to the net cash used of $7.7 million is as follows (in millions):

Gross cash proceeds	$50.0
Working capital, non-operating debt and Grupo Finmart cash adjustments	(6.4)
Escrow funds	(15.5)
Prepayment of loans and associated costs	(31.0)
Proceeds to noncontrolling interest holders	(2.7)
Transaction costs*	(2.1)
Net cash used	$(7.7)

* Represents transaction costs recognized subsequent to June 30, 2016 through closing. Amounts do not include $1.6 million in costs paid or accrued prior to June 30, 2016 or estimated accrued costs totaling $5.4 million shown in note (e) below. Transaction costs are a preliminary estimate and subject to final adjustments.

In September 2016 prior to closing of the sale of Grupo Finmart, we received net proceeds of $48.5 million from an initial term loan on a senior secured credit facility. Those proceeds and the associated debt and interest have not been reflected as a pro forma adjustment as we do not consider the funding of our initial term loan to be directly attributable to the transaction.

(b)
The pro forma adjustment represents the elimination of the assets and liabilities of Grupo Finmart, as well as the elimination of the noncontrolling interest in Grupo Finmart and accumulated other comprehensive loss pertaining to foreign currency translation impacts. The assets, liabilities, noncontrolling interest and accumulated other comprehensive loss eliminated herein are as of June 30, 2016 and are not reflective of the actual amounts as of the date of closing, which may cause a material revision to the actual gain recognized on sale.

(c)
The pro forma adjustment, aggregated with note (d) below, represents intercompany notes receivable retained by the Company owed by Grupo Finmart as of the day of sale. These notes are presented net of discount of $7.9 million, calculated using a synthetic credit rating for Grupo Finmart, with inclusion of a credit rating differential as a result of the guarantee of repayment of the notes receivable by AlphaCredit, based upon the expected timing of repayment of principal and interest of the notes receivable. The calculation of the discount value is a preliminary estimate subject to material revision. The note receivable governing the gross amount of the Mexican Peso denominated intercompany debt of $8.2 million is payable in Mexican Pesos at a 7.5% per annum interest rate, and the note receivable governing the U.S. Dollar denominated intercompany debt of $52.0 million is payable in U.S. Dollars at a 4% per annum interest rate. The principal balance of these notes will generally be repaid on the anniversary of closing, on a schedule approximating 30% on the first anniversary, 40% on the second anniversary and 30% on the third anniversary.

(d)
The pro forma adjustment, aggregated with note (c) above, represents a gross total of $30.7 million representing former Grupo Finmart third party debt that the Company paid and assumed the creditor position, including related collateral. This debt is receivable from Grupo Finmart through December 2017 and net of discount of $1.5 million, calculated using a synthetic credit rating for Grupo Finmart based upon the expected timing of repayment of the debt, including nominal amounts of interest. The calculation of the discount value is a preliminary estimate subject to material revision. The Company prepaid such amounts in conjunction with the closing of the sale and was assigned all associated rights and privileges of the previous creditors. The Company guarantees the future cash flows of Grupo Finmart with regard to certain foreign currency forward contracts, and AlphaCredit, subject to certain exceptions, has agreed to reimburse EZCORP for any amounts EZCORP is required to pay under the guarantee. Such guarantees are not reflected as pro forma adjustments as we currently do not expect them to be material.

(e)	The pro forma adjustment represents total estimated unpaid transaction costs of $5.4 million, subject to final adjustments, which are accrued as of the date of sale of Grupo Finmart.

(f)
The pro forma adjustment represents (1) $11.5 million of escrow funds classified as short-term representing 25% of EZCORP’s share of the base purchase price plus an additional 3% statutory late payment surcharge for funds placed in a separate escrow account to be released to EZCORP upon delivery of required tax documentation to AlphaCredit within

45 days of closing and (2) $4.1 million of escrow finds classified as long-term subject to indemnification claims and held in escrow for up to 18 months. The amount described in (1) above was released from escrow on September 29, 2016, but remains reflected herein as restricted cash due to restrictions as of the date of the sale of Grupo Finmart.

(g)
The pro forma adjustment represents (1) an estimated gain of approximately $39.5 million related to the sale of Grupo Finmart, (2) $1.5 million in discount on notes receivable discussed in note (d) above, (3) $0.3 million in prepayment costs associated with notes receivable discussed in note (d) above and (4) $7.5 million in transaction costs, which amounts have not been included in the pro forma adjustments on the condensed consolidated statements of operations as they are considered to be nonrecurring in nature. This pro forma adjustment further excludes $1.6 million in transaction costs paid or accrued prior to June 30, 2016. We currently expect to recognize no federal income taxes on this gain. In addition, this estimated gain is a preliminary unaudited estimate based upon carrying values as of June 30, 2016 that is subject to further material adjustment in connection with the Company’s fiscal year end closing process.

(h)
The pro forma adjustment represents estimated interest income on (1) the intercompany notes receivable owed to the Company by Grupo Finmart and (2) certain former Grupo Finmart third party debt that the Company paid and assumed the creditor position, including related collateral, as indicated in pro forma adjustments (c) and (d) above, assuming no prepayment of principal. The adjustment further includes the amortization of the net discount on the notes receivable of $7.9 million and $1.5 million as indicated in pro forma adjustments (c) and (d) above.

(i)	The pro forma adjustment represents the estimated tax effect for the periods presented at our estimated blended statutory rates approximating 35%.

(j)
The adjustment represents the reclassification of Grupo Finmart operations to discontinued operations for periods in which the operations of Grupo Finmart have not yet been recast. This adjustment was not included in the condensed consolidated income statement for the nine-months ended June 30, 2016 as the operations of Grupo Finmart were reported as discontinued operations for that period.